Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	Corporate Development, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Third Quarter 2008 Results

Record Quarterly Revenue of $581.5 Million

For the third quarter of 2008, total corporate highlights include:

•	Record quarterly revenues of $581.5 million

•	Record adjusted EBITDA of $140.9 million

•	Record cash and equivalents of $417.9 million

•	GAAP gross margin of 38.1 percent

•	Non-GAAP gross margin of 41.5 percent

•	GAAP net income per fully diluted share of $0.15

•	Non-GAAP net income per fully diluted share of $0.25

•	Closed acquisition of Catalyst Semiconductor in an all-stock transaction subsequent to the quarter end

PHOENIX, Ariz. – Oct. 30, 2008 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the third quarter of 2008 were a record $581.5 million, an increase of approximately three percent from the second quarter of 2008. During the third quarter of 2008, the company reported GAAP net income of $61.2 million, or $0.15 per share on a fully diluted basis. Third quarter 2008 GAAP net income included net charges of $39.2 million, or $0.10 per share on a fully diluted basis, from special items. The special item details can be found in the attached schedules. During the second quarter of 2008, the company reported GAAP net income of $44.6 million, or $0.11 per share on a fully diluted basis.

Third quarter 2008 non-GAAP net income was $100.4 million, or $0.25 per share on a fully diluted basis. Second quarter 2008 non-GAAP net income was $95.1 million, or $0.23 per share on a fully diluted basis. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin and adjusted EBITDA) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at www.onsemi.com.

On a mix-adjusted basis, average selling prices in the third quarter of 2008 were down approximately two percent from the second quarter of 2008. The company’s gross margin in the third quarter was 38.1 percent. Non-GAAP gross margin in the third quarter of 2008 was 41.5 percent. GAAP gross margin in the third

– m o r e –

ON Semiconductor Reports Third Quarter 2008 Results

2 – 2 – 2 – 2

quarter included a net charge of approximately $19.5 million, or approximately 340 basis points from special items. The special item details can be found in the attached schedules.

Adjusted EBITDA for the third quarter of 2008 was a record $140.9 million. Adjusted EBITDA for the second quarter of 2008 was $133.7 million.

“We had another successful quarter reporting both record revenues and adjusted EBITDA and growing our cash and equivalents by approximately $97 million to approximately $418 million,” said Keith Jackson, ON Semiconductor president and CEO. “We also closed the acquisition of Catalyst Semiconductor on October 10, 2008. We believe Catalyst’s business will provide an opportunity for incremental revenue and cash flow growth and will benefit from our manufacturing capabilities, supply chain, broad sales channels and strong customer relationships. Over the last month, we have seen an impact on our business from the current economic headwinds and global credit tightening. Our customers have expressed more caution on their business outlook and we have adjusted our forecasts accordingly. Given the macro economic uncertainty, we remain focused on generating strong cash flows by continuing to execute on our manufacturing and operational cost reduction programs, and disciplined approach to capital expenditures.”

FOURTH QUARTER 2008 OUTLOOK

“Based upon product booking trends, backlog levels, manufacturing services revenues and estimated turns levels, we anticipate that total revenues will be approximately $500 to $550 million in the fourth quarter of 2008,” Jackson said. “Over the last several weeks, we have seen a dramatic appreciation of the U.S. dollar. This change in currency negatively impacts our revenues by approximately $10 million sequentially or approximately 2 percent and is already embedded in our overall revenue guidance. Backlog levels at the beginning of the fourth quarter of 2008 were down from backlog levels at the beginning of the third quarter of 2008 and represent over 95 percent of our anticipated fourth quarter 2008 revenues. We expect that average selling prices for the fourth quarter of 2008 will be down approximately two percent sequentially. The following table outlines our fourth quarter 2008 GAAP and non-GAAP outlook.”

ON Semiconductor Reports Third Quarter 2008 Results

3 – 3 – 3 – 3

ON SEMICONDUCTOR Q4 2008 BUSINESS OUTLOOK

	GAAP	Special Items*	Non-GAAP***
Revenue	$500 to $550 million		$500 to $550 million
Gross Margin	37.0% to 38.0%	$13 million	39.5% to 40.5%
Operating Expenses	$160 to $164 million	$30 million	$130 to $134 million
Other Expenses	$10 to $11 million		$10 to $11 million
Tax	$3 to $5 million	$0.5 to $1.5 million	$2.5 to $3.5 million
Fully Diluted Share Count**	415 million		415 million

*	Special Items can include: stock based compensation expense; restructuring, asset impairments and other, net; in-process research and development associated with the Catalyst Semiconductor acquisition; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; and income tax adjustments to approximate cash taxes.

**	Fully Diluted Share Count can vary for among other things, the actual exercise of options or restricted stock, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.

***	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our news releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. As a result of requests from our investor and research community, we intend to include this non-GAAP table and measures in our earnings releases covering relevant periods.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (ET) on Oct. 30, 2008 to discuss this announcement and ON Semiconductor’s results for the third quarter of 2008. The company will also provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or 706-679-4331 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 68319961. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available

ON Semiconductor Reports Third Quarter 2008 Results

4 – 4 – 4 – 4

through November 6, 2008. To listen to the teleconference replay, call 800-642-1687 (U.S./Canada) or 706-645-9291 (International). You will be required to provide the Conference ID Number – which is 68319961.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of high performance, energy efficient, silicon solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, signal management, analog, DSP, advance logic, clock management, non-volatile memory and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the transaction between ON Semiconductor Corporation (“ON”) and Catalyst Semiconductor, Inc. and the future financial performance of ON. These forward-looking statements are based on information available to ON as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors' actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON’s SEC filings. These forward-looking statements should not be relied upon as representing ON’s views as of any subsequent date and ON does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Third Quarter 2008 Results

5 – 5 – 5 – 5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months
	September 26, 2008	June 27, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net revenues	$581.5	$562.7	$402.9	$1,566.1	$1,158.3
Cost of revenues	359.9	371.1	247.3	1,006.3	720.1

Gross profit	221.6	191.6	155.6	559.8	438.2
Gross profit percentage	38.1%	34.1%	38.6%	35.7%	37.8%

Operating expenses:
Research and development	67.2	67.5	34.4	175.0	97.6
Selling and marketing	37.3	37.9	24.4	101.0	70.6
General and administrative	34.2	31.9	21.6	89.9	60.6
In-process Research and Development	—	—	—	17.7	—
Amortization of acquisition related intangible assets	6.8	6.7	—	15.9	—
Restructuring, asset impairments and other, net	2.5	14.2	2.0	22.5	2.0

Total operating expenses	148.0	158.2	82.4	422.0	230.8

Operating income	73.6	33.4	73.2	137.8	207.4

Other income (expenses), net:
Interest expense	(9.7)	(9.6)	(9.6)	(28.6)	(28.7)
Interest income	1.7	1.8	3.1	5.5	8.8
Other	0.5	1.2	0.2	(0.2)	(0.3)
Loss on debt prepayment	—	—	—	—	(0.1)

Other income (expenses), net	(7.5)	(6.6)	(6.3)	(23.3)	(20.3)

Income before income taxes and minority interests	66.1	26.8	66.9	114.5	187.1
Income tax benefit (provision)	(4.5)	17.1	(2.4)	11.5	(4.4)
Minority interests	(0.4)	0.7	(0.7)	0.6	(1.6)

Net income	$61.2	$44.6	$63.8	$126.6	$181.1

Income per common share:
Basic:	$0.15	$0.11	$0.22	$0.34	$0.62

Diluted:	$0.15	$0.11	$0.20	$0.34	$0.57

Weighted average common shares outstanding:
Basic	398.9	397.2	290.6	368.3	290.3

Diluted:	404.8	405.8	317.8	372.8	317.6

ON Semiconductor Reports Third Quarter 2008 Results

6 – 6 – 6 – 6

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	September 26, 2008	June 27, 2008	December 31, 2007
Assets
Cash and cash equivalents	$417.9	$321.2	$274.6
Receivables, net	279.3	258.5	175.2
Inventories, net	309.4	327.6	220.5
Other current assets	65.8	70.7	68.3
Deferred income taxes	4.0	0.3	6.7

Total current assets	1,076.4	978.3	745.3
Property, plant and equipment, net	752.5	744.4	614.9
Goodwill	719.0	725.8	172.4
Intangible assets, net	317.2	334.5	57.5
Other assets	43.9	55.1	47.5

Total assets	$2,909.0	$2,838.1	$1,637.6

Liabilities, Minority Interests and Stockholders’ Equity
Accounts payable	$218.7	$206.2	$163.5
Accrued expenses	179.1	172.4	101.3
Income taxes payable	6.8	2.4	3.5
Accrued interest	6.8	2.9	1.4
Deferred income on sales to distributors	128.6	123.8	120.4
Current portion of long-term debt	69.4	80.2	30.8

Total current liabilities	609.4	587.9	420.9
Long-term debt	1,151.4	1,151.9	1,128.6
Other long-term liabilities	47.0	47.4	46.8
Deferred income taxes	—	0.7	6.9

Total liabilities	1,807.8	1,787.9	1,603.2

Minority interests in consolidated subsidiaries	16.4	16.0	18.5

Common stock	4.5	4.4	3.4
Additional paid-in capital	2,390.8	2,373.1	1,419.6
Accumulated other comprehensive loss	(28.8)	(1.4)	(0.5)
Accumulated deficit	(924.8)	(986.0)	(1,051.4)
Treasury stock	(356.9)	(355.9)	(355.2)

Total stockholders’ equity	1,084.8	1,034.2	15.9

Total liabilities, minority interests and stockholders’ equity	$2,909.0	$2,838.1	$1,637.6

ON Semiconductor Reports Third Quarter 2008 Results

7 – 7 – 7 – 7

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	September 26, 2008	June 27, 2008	September 28, 2007	September 26, 2008	September 28, 2007
Net income	$61.2	$44.6	$63.8	$126.6	$181.1
Plus:
Depreciation and amortization	38.0	37.7	22.8	103.6	67.6
Interest expense	9.7	9.6	9.6	28.6	28.7
Interest income	(1.7)	(1.8)	(3.1)	(5.5)	(8.8)
Income tax (benefit) provision	4.5	(17.1)	2.4	(11.5)	4.4
Stock compensation expense	11.4	8.3	4.1	26.4	10.9
Restructuring, asset impairments and other, net	2.5	14.2	2.0	22.5	2.0
In-process research and development	—	—	—	17.7	—
Expensing of appraised inventory fair market value step up	15.3	38.2	—	63.4	—

Adjusted EBITDA*	140.9	133.7	101.6	371.8	285.9
Increase (decrease):
Interest expense	(9.7)	(9.6)	(9.6)	(28.6)	(28.7)
Interest income	1.7	1.8	3.1	5.5	8.8
Income tax benefit (provision)	(4.5)	17.1	(2.4)	11.5	(4.4)
Restructuring, asset impairments, and other,net	(2.5)	(14.2)	(2.0)	(22.5)	(2.0)
Expensing of appraised inventory fair market value step up	(15.3)	(38.2)	—	(63.4)	—
Gain on sale or disposal of fixed assets	(1.3)	(1.7)	(1.3)	(5.3)	(7.6)
Proceeds, net of gain, from termination of interest rate swaps	—	—	(0.3)	—	0.5
Amortization of debt issuance costs and debt discount	1.0	1.0	1.0	3.0	3.1
Provision for excess inventories	5.0	3.2	0.6	10.7	5.9
Non-cash impairment	—	9.8	—	12.0	—
Deferred income taxes	(2.5)	(6.5)	1.1	(9.6)	1.9
Other	0.8	(0.4)	0.6	0.1	0.7
Changes in operating assets and liabilities	20.2	(54.1)	6.0	27.4	(47.2)

Net cash provided by operating activities	$133.8	$41.9	$98.4	$312.6	$216.9

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes and the related payment of corporate cash bonuses. Not all of these items are necessarily included in the calculation of net income each quarter. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

ON Semiconductor Reports Third Quarter 2008 Results

8 – 8 – 8 – 8

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

QUARTER ENDED September 26, 2008

(in millions, except per share data)

		Special Items
	ON Semiconductor Corporation Consolidated GAAP	Stock Compensation Expense	Restructuring, Asset Impairments and Other, Net	Expensing of Appraised Inventory FMV step up	Amortization of Intangibles	Income Tax Adjustment to approximate cash taxes	Non-GAAP*
Net revenues	$581.5	$—	$—	$—	$—	$—	$581.5
Cost of revenues	359.9	(3.6)	—	(15.3)	(0.6)	—	340.4

Gross profit	221.6	3.6	—	15.3	0.6	—	241.1
Gross profit percentage	38.1%						41.5%
Operating expenses:
Research and development	67.2	(2.0)	—	—	—	—	65.2
Selling and marketing	37.3	(2.0)	—	—	—	—	35.3
General and administrative	34.2	(3.8)	—	—	—	—	30.4
In-process Research and Development	—	—	—	—	—	—	—
Amortization of acquisition related intangible assets	6.8	—	—	—	(6.8)	—	—
Restructuring, asset impairments and other, net	2.5	—	(2.5)	—	—	—	—

Total operating expenses	148.0	(7.8)	(2.5)	—	(6.8)	—	130.9

Operating income	73.6	11.4	2.5	15.3	7.4	—	110.2

Other income (expenses), net:
Interest expense	(9.7)	—	—	—	—	—	(9.7)
Interest income	1.7	—	—	—	—	—	1.7
Other	0.5	—	—	—	—	—	0.5
Loss on debt prepayment	—	—	—	—	—	—	—

Other income (expenses), net	(7.5)	—	—	—	—	—	(7.5)

Income before income taxes and minority interests	66.1	11.4	2.5	15.3	7.4	—	102.7
Income tax benefit (provision)	(4.5)	—	—	—	—	2.6	(1.9)
Minority interests	(0.4)	—	—	—	—	—	(0.4)

Net income	$61.2	$11.4	$2.5	$15.3	$7.4	$2.6	$100.4

Income per common share:
Basic:	$0.15						$0.25

Diluted:	$0.15						$0.25

Weighted average common shares outstanding:
Basic	398.9						398.9

Diluted:	404.8						404.8

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measures. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.

ON Semiconductor Reports Third Quarter 2008 Results

9 – 9 – 9 – 9

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

QUARTER ENDED JUNE 27, 2008

(in millions, except per share data)

		Special Items
	ON Semiconductor Corporation Consolidated GAAP	Stock Compensation Expense	Restructuring, Asset Impairments and Other, Net	Expensing of Appraised Inventory FMV step up	Amortization of Intangibles	Income Tax Adjustment to approximate cash taxes	Non-GAAP*
Net revenues	$562.7	$—	$—	$—	$—	$—	$562.7
Cost of revenues	371.1	(2.3)	—	(38.2)	(0.6)	—	330.0

Gross profit	191.6	2.3	—	38.2	0.6	—	232.7
Gross profit percentage	34.1%						41.4%
Operating expenses:
Research and development	67.5	(1.3)	—	—	—	—	66.2
Selling and marketing	37.9	(1.3)	—	—	—	—	36.6
General and administrative	31.9	(3.4)	—	—	—	—	28.5
In-process Research and Development	—	—	—	—	—	—	—
Amortization of acquisition related intangible assets	6.7	—	—	—	(6.7)	—	—
Restructuring, asset impairments and other, net	14.2	—	(14.2)	—	—	—	—

Total operating expenses	158.2	(6.0)	(14.2)	—	(6.7)	—	131.3

Operating income	33.4	8.3	14.2	38.2	7.3	—	101.4

Other income (expenses), net:
Interest expense	(9.6)	—	—	—	—	—	(9.6)
Interest income	1.8	—	—	—	—	—	1.8
Other	1.2	—	—	—	—	—	1.2
Loss on debt prepayment	—	—	—	—	—	—	—

Other income (expenses), net	(6.6)	—	—	—	—	—	(6.6)

Income before income taxes and minority interests	26.8	8.3	14.2	38.2	7.3	—	94.8
Income tax benefit (provision)	17.1	—	—	—	—	(17.5)	(0.4)
Minority interests	0.7	—	—	—	—	—	0.7

Net income	$44.6	$8.3	$14.2	$38.2	$7.3	$(17.5)	$95.1

Income per common share:
Basic:	$0.11						$0.24

Diluted:	$0.11						$0.23

Weighted average common shares outstanding:
Basic	397.2						397.2

Diluted:	405.8						405.8

*	“Non-GAAP net income” and the related “non-GAAP net income per share” are non-GAAP financial measures. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe these measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. Non-GAAP net income, which we reconcile to net income, excludes: amortization of debt issuance costs, non-cash stock compensation expense, costs associated with early retirement of debt, purchased in-process research and development, purchase accounting charges, amortization of acquisition-related intangibles, and restructuring, asset impairments and other, net charges. Not all of these items are necessarily included in the calculation of net income each quarter. Non-GAAP net income per share is derived from non-GAAP net income, using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.